UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2008

Renegy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33712

Delaware	20-8987239
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 E. Rio Salado Parkway, Suite 1012
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

480-556-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 26, 2008, the Company entered into a second modification to its credit agreement (the "Second Modification") with Comerica Bank ("Comerica"), Robert M. Worsley, Christi M. Worsley, the Robert M. and Christi M. Worsley Revocable Trust, NZ Legacy, LLC, and New Mexico & Arizona Land Company, LLC to modify certain terms and conditions of the Company's credit agreement with Comerica entered into March 28, 2008, as modified by the first modification to the credit agreement on November 14, 2008 (collectively, the "Credit Agreement"). Among other things, the Second Modification includes the following changes to the terms and conditions of the Credit Agreement: (i) Comerica agrees to increase the non-revolving line of credit facility (the "NRLC") amount under the Credit Agreement from $6,200,000 to $6,500,000 and (ii) delivery of $3,000 to Comerica as consideration for increasing the maximum amount to be borrowed under the NRLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renegy Holdings, Inc.

Date: December 03, 2008	By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1
Second Modification to Credit Agreement, dated November 30, 2008, by and between the Registrant, Robert M. and Christi M. Worsley, the Robert M. and Christ M. Worsley Revocable Trust, NZ Legacy, LLC, New Mexico & Arizona Land Co., LLC and Comerica Bank.